UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

Horizon Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 FRANKLIN STREET, MICHIGAN CITY, Indiana		46360
(Address of principal executive offices)		(Zip Code)

(219) 879-0211
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 21, 2020, the Board of Directors of Horizon Bancorp, Inc. (“Horizon”) elected Julie Scheck Freigang to the Horizon Board of Directors, effective January 21, 2020. The Board was acting upon the recommendation of its Corporate Governance and Nominating Committee, a committee comprised of all independent directors. Ms. Scheck Freigang has served on the Board of Directors of Horizon Bank, Horizon’s wholly owned banking subsidiary, since January 15, 2019, and she will continue to serve in that role as well.
Ms. Scheck Freigang is the Vice President and Chief Information Officer for Franklin Electric Co., Inc. (NASDAQ: FELE) headquartered in Fort Wayne, Indiana, where she oversees the company’s information technology across 110 locations in 21 countries.
As a member of the Board of Directors of Horizon, Ms. Scheck Freigang will serve on the Audit Committee. She will also continue to serve on the Asset Liability and Operations Committee of Horizon Bank.
As a result of her election to the Horizon Board of Directors, Ms. Scheck Freigang will be entitled to receive the standard director compensation previously established by the Compensation Committee of Horizon’s Board of Directors and generally offered to other non-employee directors, as further described in Horizon’s proxy statement filed with the Securities and Exchange Commission on March 15, 2019. Directors, including Ms. Scheck Freigang, are also entitled to participate in the Amended and Restated 2005 Directors’ Deferred Compensation Plan. This deferred compensation plan allows non-employee directors to elect to defer the receipt of fees for their services.
Other than being eligible to receive such director compensation and to participate in the deferred compensation plan, Ms. Scheck Freigang did not enter into any material plan, contract, or arrangement in connection with her appointment as a director, and she is not a party to any transaction with Horizon that would require disclosure under Item 404(a) of SEC Regulation S-K.
Additional information about the appointment of Ms. Scheck Freigang to the Horizon Board of Directors is included in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits
(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
99.1	Press Release, dated January 22, 2020	Attached

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2020	HORIZON BANCORP, INC.

	By	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer